Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: May 17, 2024

GP CASH MANAGEMENT, LTD.

By:	/s/ Rodrigo Boscolo
Name: Rodrigo Boscolo
Title: Legal Representative

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Legal Representative

GP INVESTMENTS, LTD.

By:	/s/ Rodrigo Boscolo
Name: Rodrigo Boscolo
Title: Legal Representative

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Legal Representative